Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Arthur J. Gallagher & Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees To Be Paid	Equity	Common stock, par value $1.00 per share	457(c) and 457(r)	3,000,000 (1)	$249.58 (2)	$748,740,000 (2)	0.00014760	$110,514.03 (4)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A					N/A	N/A	N/A	N/A

	Total Offering Amounts					$748,740,000 (2)		$110,514.03 (2)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$63,085.09

	Net Fee Due							$47,428.94

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Arthur J. Gallagher & Co.	424(b)(2)	333-254015	11/16/2022	—	$63,085.09	Equity	Common stock, par value $1.00 per share	3,000,000	$572,460,000	—

Fee Offset Sources	Arthur J. Gallagher & Co.	424(b)(2)	333-254015	—	11/16/2022	—	—	—	—	—	$63,085.09

(1)

On November 16, 2022, Arthur J. Gallagher & Co. registered 3,000,000 shares of its common stock, $1.00 par value per share (“common stock”) by means of a prospectus supplement dated November 15, 2022 (the “Prior Prospectus Supplement”) and an accompanying prospectus dated March 8, 2021, pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-254015) filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2021. No sales of the registrant’s common stock were made pursuant to the Prior Prospectus Supplement. Subsequently, the offering was terminated on March 9, 2024, resulting in $63,085.09 of unused registration fees.

(2)

The filing fee is calculated in accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the SEC on February 12, 2024 (File No. 333-277002) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

(3)

In connection with the filing of the Prior Prospectus Supplement, the Company paid a registration fee of $63,085.09, of which the full amount relates to unsold common stock that is available to offset registration fees payable pursuant to this prospectus supplement. The Company hereby offsets $63,085.09 of the $110,514.03 registration fee due under this prospectus supplement using the previously paid but unused registration fee associated with the Prior Prospectus Supplement in accordance with Rule 457(p). The remaining balance of the registration fee, $47,428.94, has been paid in connection with this offering.

(4)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high ($250.90) and low ($248.26) per share price of the registrant’s common stock on the New York Stock Exchange on March 7, 2024.